SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D
                    Under the Securities Exchange Act of 1934
                               (Amendment No. __)

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                         (Title of Class of Securities)

                                   92656G 10 8
                          ----------------------------

                               SHEPARD KING, ESQ.
                              STEEL HECTOR & DAVIS
                          200 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FL 33131-2398
                                 (305) 577-2865
            --------------------------------------------------------
            (Name, address and telephone number of person authorized
                     to receive notices and communications)

                                  MAY 24, 1993
             -------------------------------------------------------
             (Date of Event which requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box: / /

Check the following box if a fee is being paid with this statement: /X/

                                  SCHEDULE 13D

CUSIP NO. 92656G 10 8                                        Page 2  of 19 Pages
          -----------                                             --   ---

--------------------------------------------------------------------------------
1.  Name of reporting person
    S.S. or I.R.S. Identification No. of above person

           Louis Wolfson III
           Social Security No.: ###-##-####

--------------------------------------------------------------------------------
2.  Check the appropriate box if a member of a group*

                                                                        (a)  / /
                                                                        (b) / /

--------------------------------------------------------------------------------
3.  SEC Use Only

--------------------------------------------------------------------------------
4.  Source of Funds*
           00

--------------------------------------------------------------------------------
5.  Check Box if Disclosure of Legal Proceedings is
    Required Pursuant to Items 2(d) or 2(E)                                  / /

--------------------------------------------------------------------------------
6.  Citizenship or Place of Organization
           U.S.A.

--------------------------------------------------------------------------------
    Number of     7.  Sole Voting Power
    Shares            4,574
    Beneficially  8.  Shared Voting Power
    Owned By          1,409,963
    Each          9.  Sole Dispositive Power
    Reporting         4,574
    Person With   10. Shared Dispositive Power
                      1,409,963

--------------------------------------------------------------------------------
11.  Aggregate Amount Beneficially Owned by Each Reporting Person

                      1,414,537

--------------------------------------------------------------------------------
12.  Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares*

                                                     / /

--------------------------------------------------------------------------------
13.  Percent of Class Represented by Amount in Row (11)

                      9.88%

--------------------------------------------------------------------------------
14.  Type of Reporting Person*

            IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                  SCHEDULE 13D

CUSIP NO. 92656G 10 8                                       Page  3 of 19 Pages
          -----------                                            --    --

--------------------------------------------------------------------------------
1.  Name of reporting person
    S.S. or I.R.S. Identification No. of above person

                Venture LW Corporation
                Employer I.D. No. :  Not Available

--------------------------------------------------------------------------------
2.  Check the appropriate box if a member of a group*

                                                                        (a)  / /
                                                                        (b) / /

--------------------------------------------------------------------------------
3.  SEC Use Only

--------------------------------------------------------------------------------
4.  Source of Funds*
           00

--------------------------------------------------------------------------------
5.  Check Box if Disclosure of Legal Proceedings is
    Required Pursuant to Items 2(d) or 2(E)                                  / /

--------------------------------------------------------------------------------
6.  Citizenship or Place of Organization
           Florida

--------------------------------------------------------------------------------
    Number of     7.  Sole Voting Power
    Shares            -0-
    Beneficially  8.  Shared Voting Power
    Owned By          1,340,053
    Each          9.  Sole Dispositive Power
    Reporting         -0-
    Person With   10. Shared Dispositive Power
                      1,340,053

--------------------------------------------------------------------------------
11.  Aggregate Amount Beneficially Owned by Each Reporting Person

                      1,340,053

--------------------------------------------------------------------------------
12.  Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares*

                                             / /

--------------------------------------------------------------------------------
13.  Percent of Class Represented by Amount in Row (11)

                            9.36%

14.  Type of Reporting Person*
           CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                This Statement on Schedule 13D, dated June 3, 1993 (the "Statement"), filed by Venture LW Corporation, a Florida corporation ("Venture LW"), and Louis Wolfson III ("Wolfson"), relates to the common stock, par value $.001 per share ("Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Section 13D of the Securities Exchange Act of 1934, as amended (the "Act"). Venture LW and Louis Wolfson are collectively referred to herein as the "Reporting Persons." The Statement is being jointly filed by the Reporting Persons pursuant to the joint filing agreement filed as Exhibit 2 hereto. To the extent the Statement summarizes the terms or conditions of agreements incorporated herein by reference, such summaries shall be qualified in their entirety by reference to the actual text of such agreements.

                Prior to the filing of the Statement, the Reporting Persons filed an original statement on Schedule 13D, dated June 8, 1987 (the "Initial Statement"), and thirteen amendments thereto (except for Amendment 8 which was not filed by Venture LW), with respect to the shares of Common Stock beneficially owned by VJN Partners, a general partnership organized under Florida law ("VJN"), of which Venture LW was a general partner. The last amendment filed by the Reporting Persons with respect to the Initial Statement was Amendment No. 13, dated December 11, 1992 ("Amendment No. 13"). The Initial Statement as amended through Amendment No. 13, and all exhibits filed therewith, is hereinafter referred to as the "Original Statement". The Original Statement is described in Exhibit 1 hereto and is incorporated herein by reference in its entirety. The general partners of VJN (other than Venture LW) and certain of their affiliates, none of whom is an affiliate of the Reporting Persons (collectively, the "Other Filers"), jointly filed the Original Statement with the Reporting Persons (except for Amendment 8 which was not filed by Venture
LW). The Statement is being filed solely by the Reporting Persons and not by or jointly with any Other Filers.

                As previously described in Amendment No. 13, on December 7, 1992 (the "Effective Date"), Venture LW, together with the other general partners of VJN (collectively, the "Partners"), executed a Dissolution Agreement (the "Dissolution Agreement") to, as of the Effective Date, dissolve VJN and distribute the assets and liabilities of VJN to the Partners in proportion to their respective interests in VJN (the "Distribution"). By reason of his direct or indirect ownership of Venture LW, Wolfson may be deemed to beneficially own the shares of Common Stock owned by Venture LW following the Distribution. The Dissolution Agreement is attached as Exhibit 44 to the Original Statement and is incorporated herein by reference.

                Item 1.  SECURITY AND ISSUER.

                The Statement relates to shares of Common Stock. The address of the principal executive offices of the Company are located at 12000 Biscayne Boulevard, Miami, Florida 33181.

                Item 2.  IDENTITY AND BACKGROUND.

                The Statement is being jointly filed by the Reporting Persons. Venture LW is 50% owned by Wolfson and 50% owned by his mother, Lynn R. Wolfson. Lynn R. Wolfson neither exercises nor is entitled to exercise control over the direction of Venture LW or to remove Wolfson as the sole director of Venture LW. As a result, Lynn R. Wolfson disclaims, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, beneficial ownership of the Common Stock reported by Venture LW herein.

                The name, business address, principal occupation or employment, and, as appropriate, citizenship or state of organization of each Reporting Person and each person who is a general partner, executive officer or director of a Reporting Person or a person controlling a Reporting Person, are set forth in Schedule I attached hereto and incorporated by reference herein. During the last five years, none of the Reporting Persons, and, to the knowledge of the Reporting Persons, none of the persons listed on Schedule I attached hereto, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

                Item 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER
                         CONSIDERATION.

                As previously reported in the Original Statement, the Shares of Common Stock beneficially owned by Venture LW were acquired upon the Distribution. Venture LW's equity investment in the Company was funded by cash contributions by the Reporting

Persons from working capital. Upon the Distribution, Venture LW assumed its proportionate interest in the assets and the liabilities of VJN, including, among other things, (1) the Note, dated June 3, 1988 from VJN in favor of Steven
A. Peters ("Peters") in the principal amount of $1,750,000 (the "Peters' Note"),
(ii) the Second Replacement Note, dated November 21, 1990 (the "Second Replacement Note"), from the Company to VJN in the principal amount of $2,000,000, (iii) the Second Incremental Note, dated November 21, 1990 (the "Second Incremental Note") from the Company to VJN in the principal amount of $1,000,000 and (iv) a proxy and right of first refusal with respect to 500,000 shares of Common Stock pursuant to the Proxy and Right of First Refusal Agreement (the "Proxy/First Refusal Agreement"), dated as of June 3, 1988, between VJN and Peters. The Proxy/First Refusal Agreement expired on June 3, 1993.

                The Second Replacement Note and the Second Incremental Note are subject to the terms and conditions of (i) the Credit Agreement, dated as of November 2, 1989 (the "Credit Agreement"), as amended by the First Amendment to Credit Agreement, dated March 26, 1990 (the "First Amendment"), as further amended by the Second Amendment to Credit Agreement, dated November 21, 1990 (the "Second Amendment") by and between the Company and VJN and (ii) the Letter Agreement dated November 21, 1990 (the "Letter Agreement") by VJN in favor of TCI Liberty, Inc. The Credit Agreement as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Loan Agreement." Pursuant to the Loan Agreement, VJN and the Company agreed, among other things, that (1) at any time after November 21, 1990, VJN shall have the right to convert (the "Conversion Right") all or any portion (in increments of $100,000) of the balance outstanding under the Loan Agreement (the "Loans") into shares of Common Stock at the conversion rate of one share of Common Stock per Conversion Amount (as such term is defined in the Stock Purchase Agreement, dated as of November 21, 1990 (the "Stock Purchase Agreement"), between the Company and TCI Liberty, Inc.) and (ii) the Conversion Right shall be subject to the preemptive rights (the "Preemptive Rights") of TCI Liberty, Inc. and certain other Holders (as such term is defined in the Stock Purchase Agreement, TCI Liberty and such Holders are hereinafter collectively referred to as "TCI"). The Preemptive Rights generally entitled TCI to purchase the proportion of the shares of Common Stock issuable upon exercise of the Conversion Right equal to the quotient (calculated prior to the exercise of the Conversion Right) of outstanding shares of Common Stock owned by TCI divided by the aggregate number of outstanding shares of Common Stock. The Second Replacement Note, the Second Incremental Note, the Proxy/First Refusal Agreement, the Credit Agreement, the First Amendment, the Second Amendment and the Stock Purchase Agreement are attached as Exhibits 38, 37, 9, 22, 26, 36, and 40, respectively, to the Original Statement and are incorporated by reference herein.

                Item 4.  PURPOSE OF TRANSACTION.

                Pursuant to a letter, dated May 19, 1993 (the "Conversion Request Letter"), from Moran & Associates, Inc., on behalf of the Company, to Wolfson and representatives of each of the other former general partners of VJN, Venture LW was requested to exercise its proportionate interest in the Conversion Right. By letter, dated May 24, 1993 (the "Exercise Letter"), Venture LW exercised its proportionate interest in the Conversion Right to purchase approximately 697,066 shares of Common Stock (equal to $603,729, Venture LW's proportionate interest in the balance outstanding under the Loans plus accrued interest through May 24, 1993, divided by $.8661, the applicable Conversion Amount). The Conversion Request Letter and the Exercise Letter are attached as Exhibits (3) and (4) hereto and are incorporated by reference herein. However, because TCI has Preemptive Rights with respect to approximately 77,400 (11.103777%) of the shares of Common Stock purchased upon Venture LW's exercise of its proportionate interest in the Conversion Right, Venture LW may be deemed to beneficially own only 619,666 of such shares of Common Stock. In the event that TCI does not exercise its Preemptive Rights within twenty days of notice thereof (the "Preemptive Rights Notice"), Venture LW will be deemed to beneficially own the additional 77,400 subject to the Preemptive Rights.

                Venture LW determined to exercise the Conversion Right in order to provide the Company with the additional equity necessary to maintain the Company's listing on the National Association of Securities Dealers Automated Quotation System and to protect its investment in the Company.

                The Common Stock which may be deemed to be beneficially owned by the Reporting Persons is held for investment purposes and not for the purpose or in connection with any transaction having the purpose of changing the control of the Company. Neither of the Reporting Persons has any present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of instructions to Item 4 of Schedule 13D promulgated under the Act. The Reporting Persons intend to continue to review their investment in the Company and the financial condition, business, operations and prospects of the Company on an ongoing basis. Accordingly, the Reporting Persons reserve the right to change their plans or intentions with respect to the Company as circumstances warrant, and, as a result thereof, may increase or decrease their investment in the Company.

                Item 5.  INTEREST IN SECURITIES OF THE ISSUER.

                The shares of Common Stock deemed beneficially owned by the Reporting Persons consist of (i) approximately 583,333 shares of Common Stock subject to the escrow agreement, dated June 3, 1988 (the "Escrow Agreement") among the Company, VJN and Peters executed in connection with the Peters' Note,
(ii) approximately 137,054 shares of Common Stock acquired by Venture LW upon the Distribution, and (iii) approximately 619,666 shares of Common Stock acquired by Venture LW upon the exercise of its proportionate interest in the Conversion Right as described in Item 4 above. The Escrow Agreement is attached as Exhibit 20 to the Original Statement and is incorporated herein by reference.

                In addition, Wolfson may be deemed to be the beneficial owner of an additional 74,484 shares of the Company's Common Stock (approximately 0.5% of the total outstanding shares at May 25, 1993) owned by him, his wife or children, directly or through IRA, Keogh, custodial and other investment accounts. Venture LW disclaims beneficial ownership of such 74,484 shares owned by Wolfson and such family members.

                Based on the calculations set forth above and information contained in the most recent publicly available filings of the Company with the Securities and Exchange Commission and information provided by the Company that certain former partners of VJN (other than Venture LW) have exercised their respective proportionate interests in the Conversion Right with respect to an aggregate of all but 1/6 of the balance outstanding plus accrued interest thereon under the Loans, each of the Reporting Persons may be deemed to beneficially own the number of shares of Common Stock listed in response to Item 11 of the cover page filed herewith relating to such Reporting Person. In addition, the number of shares of Common Stock which may be deemed beneficially owned by each Reporting Person with respect to which such Reporting Person (i) has sole voting power; (ii) shares voting power; (iii) has sole dispositive power; and (iv) shares dispositive power, are listed in the responses to Items 7, 8, 9 and 10, respectively, on the cover page filed herewith relating to such Reporting Person.

                The Amendment Warrant (attached as Exhibit 31 to the Original Statement) expired on March 26, 1993.

                Venture LW is currently negotiating with Peters for an extension of the maturity date of its proportionate interest in the Peters' Note, and a division of the Peters' Note into separate notes reflecting its proportionate interest in the Peters' Note. There can be no assurance that such modifications will occur.

                Item 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIP WITH RESPECT TO SECURITIES OF THE ISSUER.

                Except as set forth in the Original Statement, Items 3, 4 and 5 above and this Item 6, the Reporting Persons have not entered into any contracts, arrangements, understanding or relationships with respect to any securities of the Company.

                Pursuant to the Letter Agreement, VJN agreed, among other things, (i) to restrictions subordinating its right to sell shares of Common Stock (or to exercise registration rights with respect thereto) to the Demand Registration Rights (as defined in the Stock Purchase Agreement) of TCI Liberty, Inc., (ii) subject to certain exceptions, not to (a) commence or join with any other creditor in commencing any bankruptcy, reorganization or accelerate the maturity of all or any portion of the Company's indebtedness or (c) foreclose or enforce any of the security interests, liens, rights, powers or remedies they may have under the Loan Agreement and (iii) to certain restrictions on its ability to sell or transfer the Second Incremental Note or the Second Replacement Note unless the purchaser or transferee thereof executes and delivers to TCI Liberty, Inc. an agreement providing that such purchaser or transferees will be bound by certain provisions of the Letter Agreement.

                Item 7.  MATERIAL TO BE FILED AS EXHIBITS.

                EXHIBIT                    DESCRIPTION
                -------                    -----------

                (1)                        Original Statement

                (2)                        Joint Filing Agreement, dated
                                           June 3, 1993

                (3)                        Conversion Request Letter, dated
                                           May 19, 1993

                (4)                        Exercise Letter, dated
                                           May 24, 1993

                                   SIGNATURES

                After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: June 3, 1993                             Venture LW Corporation

                                                By:/s/ LOUIS WOLFSON,III
                                                   ---------------------
                                                    Louis Wolfson, III

Dated: June 3, 1993                             /s/LOUIS WOLFSON, III
                                                ---------------------
                                                Louis Wolfson, III

                                   SCHEDULE I

VENTURE LW CORPORATION

         Principal Business:                    Formed for purpose of
                                                investment in Company

         Business Address:                      9350 S. Dixie Highway
                                                Suite 900
                                                Miami, FL 33156

         State of Organization:                 Florida

OFFICERS, DIRECTORS AND CONTROLLING
PERSONS OF VENTURE LW:

         Louis Wolfson, III                     Sole Director, President
                                                and 50% Stockholder

         Franz Capraro                          Secretary and Treasurer

                  Business Address:             Wolfson Initiative Corporation
                                                2399 N.E. 2nd Avenue
                                                Miami, Florida 33137

                  Occupation:                   Chief Financial Officer of
                                                Wolfson Initiative
                                                Corporation, a private
                                                investment management
                                                corporation for the Wolfson
                                                family

                  Citizenship:                  U.S.A.

LOUIS WOLFSON, III:                             Director, Vice President and
                                                50% owner of Venture W
                                                Corporation, private investment
                                                and financial management
                                                company for Wolfson and family

         Business Address:                      9350 S. Dixie Highway
                                                Suite 900
                                                Miami, FL 33156

         Occupation:                            Private investor

         Citizenship:                           U.S.A.

                                INDEX TO EXHIBITS

        EXHIBIT                    DESCRIPTION                          PAGE
        -------                    -----------                          ----

        (1)                        Original Statement

        (2)                        Joint Filing Agreement, dated
                                   June 3, 1993

        (3)                        Conversion Request Letter, dated
                                   May 19, 1993

        (4)                        Exercise Letter, dated
                                   May 24, 1993

                                                                 Exhibit (1)

                The Initial Statement was filed on June 8, 1987 and was amended by thirteen amendments as follows (the Initial Statement and the thirteen amendment are referred to herein as the "Original Statement"):

                         Amendment No. 1 thereto, dated July 10, 1987, Amendment No. 2 thereto, dated January 22, 1988, Amendment No. 3 thereto, dated June 3, 1988, Amendment No. 4 thereto, dated September 9, 1988, Amendment No. 5 thereto, dated April 10, 1989, Amendment No. 6 thereto, dated July 27, 1989, Amendment No. 7 thereto, dated November 9, 1989, Amendment No. 8 thereto, dated December 1, 1989, Amendment No. 9 thereto, dated April 12, 1990, Amendment No. 10 thereto, dated September 17, 1990, Amendment No. 11 thereto, dated August 21, 1992, Amendment No. 12 thereto, dated September 24,
                                  1992, and
                         Amendment No. 13 thereto, dated December 11, 1992.

                All or a portion of the Original Statement was filed by:

                         VJN Partners, a general partnership organized under Florida law,
                         CEA Investors Partnership II, Ltd., a limited partnership organized under Florida law,
                         CEA Investors, Inc., a Florida corporation,
                         Venture W Corporation, a Florida corporation, Venture LW Corporation, a Florida corporation, Video Holdings Corporation, a Florida corporation, New Vision Music, a general partnership organized under Florida law,
                         VJN Investments, Inc., a Florida corporation, NewChannels Corp., a New York corporation,
                         Newhouse Broadcasting Corporation, a New York Corporation,
                         Donald E. Newhouse,
                         S. I. Newhouse, Jr.,

                         Robert J. Miron,
                         Daniel P. Cavallo,
                         Louis Wolfson, III,
                         J. Patrick Michaels, Jr.,
                         Mark Blank,
                         Tony Blank, and
                         Andrew Blank.

                                                                   Exhibit (2)

                             JOINT FILING AGREEMENT

                Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this
Schedule 13D dated June 3, 1993.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.